As filed with the Securities and Exchange Commission on March 24, 2008.

Registration No. 333-141853

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

 Post-Effective Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

______________

SMART ONLINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	7372	95-4439334
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2530 Meridian Parkway, 2nd Floor
Durham, North Carolina 27713
(919) 765-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
 ______________

David E. Colburn
Smart Online, Inc.
2530 Meridian Parkway, 2nd Floor
Durham, NC 27713
(919) 765-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
 ______________

Copy to:

Margaret N. Rosenfeld, Esq.
Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
2500 Wachovia Capitol Center
Raleigh, North Carolina 27601
(919) 821-1220

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If the Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Amendment”) relates to the Registration Statement on Form S-1 (File No. 333-141853), as amended (the “Registration Statement”), of Smart Online, Inc. (the “Registrant”), which registered 8,707,051 shares of the Registrant’s common stock, par value $0.001 per share, for resale by the selling security holders named therein. The offering contemplated by the Registration Statement has terminated by virtue of the termination of the Registrant’s contractual obligations to maintain the effectiveness of the Registration Statement. Pursuant to an undertaking contained in the Registration Statement, the Registrant is filing this Amendment to deregister all securities registered under the Registration Statement that remain unsold by the selling security holders named therein as of the date this Amendment is filed. As of March 19, 2008, to the best of the Registrant’s knowledge based on the information available to it, there were 7,525,023 shares remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Durham, State of North Carolina, on March 19, 2008.

SMART ONLINE, INC.

By:	/s/ David E. Colburn
March 19, 2008	David E. Colburn President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

March 19, 2008	By: /s/ David E. Colburn David E. Colburn Principal Executive Officer and Director

March 19, 2008	By: /s/ Nicholas A. Sinigaglia Nicholas A. Sinigaglia Principal Financial Officer and Principal Accounting Officer

March 19, 2008	By: /s/ Thomas Furr Thomas Furr Chief Strategy Officer and Director

March 19, 2008	By: /s/ Doron Roethler Doron Roethler Chairman of the Board

March __, 2008	By: Shlomo Elia Director

March 19, 2008	By: /s/ C. James Meese, Jr. C. James Meese, Jr. Director

March 19, 2008	By: /s/ Philippe Pouponnot Philippe Pouponnot Director